Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS INCREASE IN OPERATING EPS,

CONTINUED NEW BUSINESS SALES MOMENTUM FOR SECOND QUARTER

SPRINGFIELD, Ill., July 25, 2012 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and six months ended June 30, 2012:

	Horace Mann Financial Highlights
	Three months ended June 30,			Six months ended June 30,
($ in millions, except per share amounts)	2012	2011(A)	Change	2012	2011(A)	Change
Total revenues	$254.1	$245.2	3.6%	$498.8	$489.8	1.8%
Net income (loss)	13.1	(11.8)	N.M.	39.8	14.0	184.3%
Net income (loss) per diluted share	0.32	(0.30)	N.M.	0.96	0.34	182.4%
Operating income (loss)*	6.7	(15.5)	N.M.	33.1	6.6	N.M.
Operating income (loss) per diluted share*	0.16	(0.39)	N.M.	0.80	0.16	N.M.
Book value per share				29.06	22.53	29.0%
Book value per share excluding the fair value adjustment for investments*				20.55	18.66	10.1%
Property and Casualty segment net income (loss)	(4.1)	(25.6)	N.M.	9.1	(13.2)	N.M.
Property and Casualty combined ratio	112.8%	134.7%	-21.9 pts	103.9%	114.7%	-10.8 pts
Property and Casualty underlying combined ratio*	94.6%	95.1%	-0.5 pts	94.0%	93.1%	0.9 pts
Annuity segment net income	$7.9	$7.4	6.8%	$19.5	$15.8	23.4%
Life segment net income	6.1	5.9	3.4%	11.3	10.1	11.9%

N.M. - Not meaningful.

*	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.
(A)	Reflects the retrospective adoption on January 1, 2012 of new accounting guidance for deferred policy acquisition costs. The adoption of this accounting guidance did not have a material effect on the company’s results of operations, but did decrease shareholders’ equity $31.6 million, or 2.9%, after tax at January 1, 2012.

“Operating income was 16 cents per share for the second quarter, a 55 cent improvement compared to the prior year’s net loss, reflecting improved earnings across all of our operating segments. While less severe than last year, this quarter’s catastrophe losses of $29.2 million pretax, or 46 cents per share after tax, related to 13 events, had a significant adverse impact on current period earnings. Despite the continuing weather challenges, net income over the last 12 months coupled with a higher level of unrealized investment gains produced book value per share of $29.06 as of June 30, 2012, an increase of 29% compared to a year ago,” said Peter H. Heckman, President and Chief Executive Officer. “And in terms of growing the business, we are pleased with the sales momentum that has been generated over the last 3+ quarters — across all of our product lines — as well as the improving trends in property and casualty retention ratios and policies in force.”

Property and Casualty Segment

The property and casualty segment recorded a net loss of $4.1 million for the quarter compared to a net loss of $25.6 million for the same period in 2011. As described above, catastrophe losses were the primary factor for the net losses in both periods. The total property and casualty combined ratio of 112.8% was 21.9 percentage points lower than the second quarter of 2011. Pretax catastrophe losses in the current quarter of $29.2 million decreased $25.8 million compared to a year ago. Favorable prior years’ reserve development totaling $4.5 million was recorded in the second quarter, compared to $1.0 million of favorable development recorded in the second quarter of 2011. The underlying property and casualty combined ratio of 94.6% decreased 0.5 percentage points compared to the prior year quarter, as favorable current accident year property results excluding catastrophes offset an increase in the underlying auto combined ratio. Florida sinkhole losses incurred in the current quarter were zero compared to $1.9 million, excluding claim settlement expenses, recorded in the second quarter of 2011.

For the six months ended June 30, 2012, property and casualty segment net income of $9.1 million improved $22.3 million compared to the same period in 2011, primarily as a result of the lower level of catastrophe losses. Reflecting the factors described above, the year to date underlying combined ratio of 94.0% increased 0.9 percentage points compared to the prior year.

Total property and casualty premiums written of $139.4 million and $267.1 million were comparable to the three and six months ended June 30, 2011, respectively, with increases in average property and auto premiums per policy largely offset by reduced levels of policies in force for both lines.

For the current quarter, true new auto sales units — units associated with new Horace Mann auto policyholders — increased 32% compared to the prior year and contributed to a six-month growth rate of 35%. Total new auto units, tempered by a modest increase in additional vehicles added to existing policies, increased 16% and 18% compared to the three and six months ended June 30, 2011, respectively. In addition, property new sales units increased 23% and 18% compared to the second quarter and first half of 2011, respectively.

Annuity Segment

Annuity segment net income was $7.9 million for the three months ended June 30, 2012, increasing $0.5 million compared to the same period in 2011 and $3.7 million compared to the first half of 2011. The interest margin earned on fixed annuity assets increased 16% compared to the first half of 2011, with year-to-date net interest spreads reaching 2.11%, up 8 basis points compared to the first half of 2011. Largely driven by financial market performance, the evaluation of deferred policy acquisition costs in the quarter had a $1.8 million pretax negative impact on annuity segment earnings compared to a $0.8 million negative impact in the prior year. The respective evaluations had a positive impact of less than $1 million pretax in each of the year-to-date periods. Total accumulated account value of $4.5 billion increased 7% compared to June 30, 2011, and total cash value persistency of 94.7% improved approximately 1 percentage point compared to a year earlier.

For the three and six months ended June 30, 2012, annuity deposits received of $96.4 million and $188.4 million were comparable to the respective prior year periods, reflecting increases in single deposit and rollover receipts offset by decreases in scheduled, flexible premium annuity deposit receipts of 6% and 5% compared to the respective periods in 2011.

Total annuity sales increased 15% and 12% compared to last year’s second quarter and first half, respectively, building on the positive, record-level new business results produced in each of the last three years.

Life Segment

Life segment net income of $6.1 million for the second quarter increased $0.2 million compared to the same period in 2011. Compared to the first half of 2011, life segment net income increased $1.2 million, primarily due to lower mortality costs in the current period. Life persistency remained strong at 95%.

Life segment insurance premiums and contract deposits of $24.4 million and $47.5 million increased slightly compared to the three and six months ended June 30, 2011, respectively.

Total new life sales growth continued to be strong compared to the prior year second quarter and first half, including growth of 49% and 37%, respectively, in sales of Horace Mann-manufactured products — consistent with the company’s strategic intent to significantly increase its underwritten, mortality-based business.

Investment Results

In 2012, total net investment income increased 6% and 7% compared to the three and six months ended June 30, 2011, respectively. Pretax net realized investment gains were $9.9 million in the second quarter of 2012 and included no impairment write-downs on securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $548.7 million at June 30, 2012 increased 18.7% compared to the $462.1 million net unrealized gain at March 31, 2012. Net unrealized gains were $441.1 million at December 31, 2011 and $256.7 million at June 30, 2011.

Capital Management

During the second quarter of 2012, the company repurchased 504,937 shares of its common stock at an aggregate cost of $8.6 million, or an average price per share of $17.05, under its $50 million share repurchase program. As of June 30, 2012, the program had a remaining authorization of $36.0 million. There were 39,357,609 shares outstanding on June 30, 2012.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s second quarter performance with investors and analysts on July 26, 2012 at 10:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at www.horacemann.com and archived later in the day for replay, which will be available for one month.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
EARNINGS SUMMARY

Net income (loss)	$13.1	$(11.8)	N.M.	$39.8	$14.0	184.3%
Net realized investment gains, after tax	6.4	3.7	73.0%	6.7	7.4	-9.5%
Operating income (loss) (B)	6.7	(15.5)	N.M.	33.1	6.6	N.M.

Per diluted share:
Net income (loss)	$0.32	$(0.30)	N.M.	$0.96	$0.34	182.4%
Net realized investment gains, after tax	$0.16	$0.09	77.8%	$0.16	$0.18	-11.1%
Operating income (loss) (B)	$0.16	$(0.39)	N.M.	$0.80	$0.16	N.M.

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.3	39.9	3.5%	41.4	41.4	—

Return on equity (C)				9.2%	5.5%	N.M.

OPERATIONS

Insurance premiums written and contract deposits	$260.2	$259.3	0.3%	$503.0	$503.4	-0.1%

Property & Casualty combined ratio	112.8%	134.7%	N.M.	103.9%	114.7%	N.M.
Property & Casualty combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (B)	94.6%	95.1%	N.M.	94.0%	93.1%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$29.06	$22.53	29.0%
Effect of the fair value adjustment for investments (E)				$8.51	$3.87	119.9%
Book value excluding the fair value adjustment for investments (B)				$20.55	$18.66	10.1%

Ending number of shares outstanding (in millions) (D)				39.4	39.9	-1.3%

Dividends paid	$0.13	$0.11	18.2%	$0.26	$0.22	18.2%
Total assets				$7,824.0	$7,157.7	9.3%
Short-term debt				38.0	38.0	—
Long-term debt				199.8	199.7	0.1%
Total shareholders’ equity				1,143.5	899.6	27.1%

ADDITIONAL INFORMATION

Exclusive agencies (F)				557	495	12.5%
Employee agents (G)				155	237	-34.6%
Total				712	732	-2.7%

N.M. - Not meaningful.

(A)	Adjusted to reflect the January 1, 2012 adoption and retrospective application by the company of new accounting guidance for deferred policy acquistion costs. The adoption of this accounting guidance did not have a material effect on the company’s results of operations, but did decrease shareholders’ equity $31.6 million, or 2.9%, after tax at January 1, 2012.
(B)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.
(C)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(D)	Ending shares outstanding were 39,357,609 at June 30, 2012 and 39,918,707 at June 30, 2011.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$166.3	$166.3	—	$331.8	$333.0	-0.4%
Net investment income	76.3	71.7	6.4%	152.0	142.2	6.9%
Net realized investment gains	9.9	5.7	73.7%	10.3	11.5	-10.4%
Other income	1.6	1.5	6.7%	4.7	3.1	51.6%

Total revenues	254.1	245.2	3.6%	498.8	489.8	1.8%

Benefits, claims and settlement expenses	131.0	163.8	-20.0%	238.9	274.4	-12.9%
Interest credited	40.4	38.3	5.5%	80.4	75.7	6.2%
Policy acquisition expenses amortized	22.3	20.5	8.8%	40.1	39.7	1.0%
Operating expenses	38.5	35.8	7.5%	76.4	72.9	4.8%
Interest expense	3.5	3.5	—	7.1	7.0	1.4%

Total benefits, losses and expenses	235.7	261.9	-10.0%	442.9	469.7	-5.7%

Income (loss) before income taxes	18.4	(16.7)	N.M.	55.9	20.1	178.1%
Income tax expense (benefit)	5.3	(4.9)	N.M.	16.1	6.1	163.9%

Net income (loss)	$13.1	$(11.8)	N.M.	$39.8	$14.0	184.3%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$138.5	$137.5	0.7%	$265.7	$265.9	-0.1%
Involuntary and other property & casualty	0.9	1.1	-18.2%	1.4	1.5	-6.7%

Total Property & Casualty	139.4	138.6	0.6%	267.1	267.4	-0.1%

Annuity deposits	96.4	96.3	0.1%	188.4	188.8	-0.2%

Life	24.4	24.4	—	47.5	47.2	0.6%

Total	$260.2	$259.3	0.3%	$503.0	$503.4	-0.1%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$(4.1)	$(25.6)	N.M.	$9.1	$(13.2)	N.M.

Annuity	7.9	7.4	6.8%	19.5	15.8	23.4%

Life	6.1	5.9	3.4%	11.3	10.1	11.9%

Corporate and other (B)	3.2	0.5	N.M.	(0.1)	1.3	N.M.

Net income (loss)	13.1	(11.8)	N.M.	39.8	14.0	184.3%

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
PROPERTY & CASUALTY

Premiums written	$139.4	$138.6	0.6%	$267.1	$267.4	-0.1%
Premiums earned	135.6	136.4	-0.6%	270.6	273.8	-1.2%
Net investment income	9.3	9.3	—	18.2	18.5	-1.6%
Other income	—	—	—	1.6	0.2	N.M.
Losses and loss adjustment expenses (LAE)	116.5	149.3	-22.0%	209.7	244.6	-14.3%
Operating expenses (includes policy acquisition expenses amortized)	36.4	34.4	5.8%	71.5	69.7	2.6%
Income (loss) before tax	(8.0)	(38.0)	N.M.	9.2	(21.8)	N.M.
Net income (loss)	(4.1)	(25.6)	N.M.	9.1	(13.2)	N.M.

Net investment income, after tax	8.0	7.9	1.3%	15.5	15.7	-1.3%

Catastrophe costs, after tax (B)	19.0	35.8	-46.9%	22.8	41.0	-44.4%
Catastrophe losses and LAE, before tax	29.2	55.0	-46.9%	35.1	63.0	-44.3%
Reinsurance reinstatement premiums, before tax	—	—	—	—	—	—

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$3.4	$—	N.M.	$6.7	$2.7	148.1%
Total property	1.1	1.0	10.0%	1.8	1.0	80.0%
Other property and casualty	—	—	—	—	—	—

Total	4.5	1.0	N.M.	8.5	3.7	129.7%

Operating statistics:
Loss and loss adjustment expense ratio	85.9%	109.5%	N.M.	77.5%	89.3%	N.M.
Expense ratio	26.9%	25.2%	N.M.	26.4%	25.4%	N.M.
Combined ratio	112.8%	134.7%	N.M.	103.9%	114.7%	N.M.

Effect on the combined ratio of:
Catastrophe costs (B)	21.5%	40.3%	N.M.	12.9%	23.0%	N.M.
Prior years’ reserve development	-3.3%	-0.7%	N.M.	-3.0%	-1.4%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (C)	94.6%	95.1%	N.M.	94.0%	93.1%	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(C)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”).

See footnote (B) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
PROPERTY & CASUALTY - continued

Additional Operating Information

Automobile and property detail:
Premiums written (voluntary) (B)	$138.5	$137.5	0.7%	$265.7	$265.9	-0.1%
Automobile	88.3	88.5	-0.2%	177.7	180.5	-1.6%
Property	50.2	49.0	2.4%	88.0	85.4	3.0%

Premiums earned (voluntary) (B)	135.0	135.8	-0.6%	269.6	273.1	-1.3%
Automobile	88.8	91.0	-2.4%	177.5	183.0	-3.0%
Property	46.2	44.8	3.1%	92.1	90.1	2.2%

Policies in force (voluntary) (in thousands)				723	737	-1.9%
Automobile				485	494	-1.8%
Property				238	243	-2.1%

Policy renewal rate (voluntary)
Automobile (6 months)				91.4%	90.5%	N.M.
Automobile (12 months)				83.7%	82.8%	N.M.
Property (12 months)				87.5%	85.4%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	74.5%	77.0%	N.M.	73.2%	71.3%	N.M.
Expense ratio	26.7%	25.3%	N.M.	26.8%	25.6%	N.M.
Combined ratio	101.2%	102.3%	N.M.	100.0%	96.9%	N.M.

Effect on the combined ratio of:
Catastrophe costs (C)	3.4%	4.3%	N.M.	2.0%	2.3%	N.M.
Prior years’ reserve development	-3.8%	0.0%	N.M.	-3.8%	-1.5%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (D)	101.6%	98.0%	N.M.	101.8%	96.1%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	107.9%	176.8%	N.M.	85.5%	126.4%	N.M.
Expense ratio	27.4%	25.1%	N.M.	25.7%	25.3%	N.M.
Combined ratio	135.3%	201.9%	N.M.	111.2%	151.7%	N.M.

Effect on the combined ratio of:
Catastrophe costs (C)	57.1%	115.0%	N.M.	34.5%	66.0%	N.M.
Prior years’ reserve development	-2.4%	-2.3%	N.M.	-1.9%	-1.1%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (D)	80.6%	89.2%	N.M.	78.6%	86.8%	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified on page 3.
(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(D)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”).

See footnote (B) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
ANNUITY

Contract deposits	$96.4	$96.3	0.1%	$188.4	$188.8	-0.2%
Variable	30.1	28.6	5.2%	57.3	55.5	3.2%
Fixed	66.3	67.7	-2.1%	131.1	133.3	-1.7%
Contract charges earned	5.5	4.8	14.6%	10.5	9.5	10.5%
Net investment income	49.8	45.3	9.9%	99.3	89.5	10.9%
Net interest margin (without realized investment gains and losses)	19.9	17.4	14.4%	39.8	34.4	15.7%
Other income	0.8	0.9	-11.1%	1.5	1.7	-11.8%
Mortality loss and other reserve changes	(1.3)	(0.8)	62.5%	(1.1)	(1.0)	10.0%
Operating expenses (includes policy acquisition expenses amortized)	13.1	11.3	15.9%	21.6	21.0	2.9%
Income before tax	11.8	11.0	7.3%	29.1	23.6	23.3%
Net income	7.9	7.4	6.8%	19.5	15.8	23.4%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(1.8)	$(0.8)	125.0%	$0.8	$0.1	N.M.
Guaranteed minimum death benefit reserve	(0.1)	(0.1)	—	0.1	(0.1)	N.M.

Annuity contracts in force (in thousands)				186	182	2.2%
Accumulated value on deposit / Assets under management				$4,520.6	$4,225.1	7.0%
Variable				1,348.1	1,371.2	-1.7%
Fixed				3,172.5	2,853.9	11.2%
Annuity accumulated value retention - 12 months
Variable accumulations				94.0%	92.6%	N.M.
Fixed accumulations				95.1%	94.6%	N.M.

LIFE

Premiums and contract deposits	$24.4	$24.4	—	$47.5	$47.2	0.6%
Premiums and contract charges earned	25.2	25.1	0.4%	50.7	49.7	2.0%
Net investment income	17.5	17.4	0.6%	35.0	34.7	0.9%
Income before tax	9.6	9.1	5.5%	17.7	15.7	12.7%
Net income	6.1	5.9	3.4%	11.3	10.1	11.9%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$(0.1)	—	$(0.2)	$(0.3)	-33.3%
Life policies in force (in thousands)				202	206	-1.9%
Life insurance in force				$14,353	$14,013	2.4%
Lapse ratio - 12 months (Ordinary life insurance)				4.5%	4.7%	N.M.

CORPORATE AND OTHER (B)

Components of income (loss) before tax:
Net realized investment gains	$9.9	$5.7	73.7%	$10.3	$11.5	-10.4%
Interest expense	(3.5)	(3.5)	—	(7.1)	(7.0)	1.4%
Other operating expenses, net investment income and other income	(1.4)	(1.0)	40.0%	(3.3)	(1.9)	73.7%
Income (loss) before tax	5.0	1.2	N.M.	(0.1)	2.6	N.M.
Net income (loss)	3.2	0.5	N.M.	(0.1)	1.3	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2012, $4,363.7; 2011, $4,034.9)				$4,854.8	$4,264.9	13.8%
Equity securities, at fair value (cost 2012, $7.7; 2011, $6.4)				7.6	7.4	2.7%
Short-term investments				13.1	7.1	84.5%
Short-term investments, securities lending collateral				—	—	—
Policy loans and other				183.4	124.8	47.0%

Total Annuity and Life investments				5,058.9	4,404.2	14.9%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2012, $783.1; 2011, $777.6)				839.9	799.9	5.0%
Equity securities, at fair value (cost 2012, $29.5; 2011, $14.3)				30.4	17.7	71.8%
Short-term investments				9.0	6.1	47.5%
Short-term investments, securities lending collateral				—	—	—

Total Property & Casualty investments				879.3	823.7	6.8%

Corporate investments				11.4	21.8	-47.7%

Total investments				5,949.6	5,249.7	13.3%

Net investment income
Before tax	$76.3	$71.7	6.4%	$152.0	$142.2	6.9%
After tax	51.4	48.5	6.0%	102.4	96.1	6.6%

Net realized investment gains (losses) by investment portfolio included in the Corporate and Other segment income (loss)
Property & Casualty	$4.7	$2.7	74.1%	$7.4	$4.3	72.1%
Annuity	4.7	2.5	88.0%	1.8	4.2	-57.1%
Life	0.5	0.5	—	1.1	3.0	-63.3%
Corporate and Other	—	—	—	—	—	—

Total, before tax	9.9	5.7	73.7%	10.3	11.5	-10.4%
Total, after tax	6.4	3.7	73.0%	6.7	7.4	-9.5%
Per share, diluted	$0.16	$0.09	77.8%	$0.16	$0.18	-11.1%

N.M. - Not meaningful.